EXHIBIT 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

WARRANT

TO PURCHASE COMMON STOCK

OF

ENER1 , INC.

Issue Date: October 24, 2008

THIS CERTIFIES that ALPHA CLASS INVESTMENTS LIMITED or any subsequent holder hereof (the “Holder”), has the right to purchase from ENER1, INC., a Florida corporation (the “Company”), up to 2,560,000 fully paid and nonassessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date on which this Warrant is originally issued (the “Issue Date”) and ending at 5:00 p.m., eastern time, on the date that is the second (2nd) anniversary of the Issue Date (or, if such date is not a Business Day, on the Business Day immediately following such date) (the “Expiration Date”). This Warrant is issued pursuant to a Purchase Agreement, dated as of October 15, 2008 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

1. Exercise.

(a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”). The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to US$7.50, subject to adjustment for the events specified in Section 5 below.

(b) Exercise Notice. In order to exercise this Warrant, the Holder shall send to the Company by facsimile transmission, at any time prior to 5:00 p.m., eastern U.S. time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), (i) a notice of exercise in substantially the form attached hereto as Exhibit A (an “Exercise Notice”), and (ii) a copy of the original Warrant, and, in the case of a Cash Exercise (as defined below), the Holder shall pay the Exercise Price to the Company by wire transfer of immediately available funds. The Exercise Notice shall state the name or names in which the shares of Common Stock that are issuable on such exercise shall be issued.

(c) Cancellation of Warrant. This Warrant shall be canceled upon its exercise in full and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised).

2. Delivery of Warrant Shares Upon Exercise. Upon receipt of a fax or email copy of an Exercise Notice pursuant to Section 1 above, the Company shall, (A) in the case of a Cash Exercise, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date specified in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, and (B) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date specified in such Exercise Notice (each of the dates specified in (A) and (B) being referred to as a “Delivery Date”), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder, as long as the Company’s designated transfer agent (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”) and no restrictive legend is required pursuant to the terms of this Warrant or the Purchase Agreement, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

3. [Intentionally Omitted]

4. Payment of the Exercise Price; Cashless Exercise. The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

(a) through a cash exercise (a “Cash Exercise”) by delivering immediately available funds, or

(b) through a cashless exercise (a “Cashless Exercise”), as hereinafter provided. The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:	X = the number of Warrant Shares to be issued to the Holder;
Y = the number of Warrant Shares with respect to which this Warrant is being exercised;
A = the Market Price as of the Exercise Date; and
B = the Exercise Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date. “Market Price” means, as of a particular date, the average of the daily VWAP on each of the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date. “VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Company and reasonably satisfactory to the Holder. If VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent financial institution of international reputation reasonably acceptable to the Holder, and shall cause such financial institution to perform such determination and notify the Company and the Holder of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period. “Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market. “Principal Market” means, at any time, the principal exchange, market or quotation system on which the Common Stock is listed, traded or quoted at such time.

5. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 5. In the event that any adjustment of the Exercise Price required herein results in a fraction of a cent, the Exercise Price shall be rounded up or down to the nearest one hundredth of a cent.

(a) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then effective upon the close of business on the record date for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased. Any adjustment made pursuant to this subparagraph (a) that results in a change in the Exercise Price shall also effect a proportional increase or decrease, as the case may be, in the number of shares of Common Stock into which this Warrant is exercisable.

(b) Dilutive Issuances. If, at any time during the period beginning on the Issue Date and ending on the three-month anniversary of the Issue Date, the Company issues or sells Common Stock, or is deemed to have issued or sold Common Stock pursuant to the issuance of securities convertible or exercisable into, or exchangeable for, shares of Common Stock, for a price per share less than the Exercise Price on the date of such issuance or sale (a “Dilutive Issuance”), then the Exercise Price shall be adjusted to equal such lower price.

(c) Exceptions To Adjustment Of Exercise Price. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to paragraph (b) above upon the issuance of any Excluded Securities. For purposes hereof, “Excluded Securities” means (I) securities purchased under the Purchase Agreement; (II) securities issued upon exercise of the Warrants; (III) shares of Common Stock issuable or issued to (x) employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or restricted stock plans in effect as of the Issue Date, or (y) vendors pursuant to warrants to purchase Common Stock that are outstanding on the date hereof; and (IV) shares of Common Stock issued in connection with any convertible securities, options or warrants outstanding on the date hereof and disclosed in the Buyer Reports (as defined in the Purchase Agreement).

(d) Notice Of Adjustments. Upon the occurrence of one or more adjustments or readjustments of the Exercise Price or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a notice (an “Adjustment Notice”) setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based, and, on or before the time that it delivers an Adjustment Notice, publicly disclose the contents thereof. The failure of the Company to deliver an Adjustment Notice shall not affect the validity of any such adjustment.

6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, round the number of shares issuable upon such exercise to the nearest whole integer.

7. Transfer of this Warrant.

The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. Upon such transfer or other disposition (other than a pledge), the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the “Transfer Notice”), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

8. Benefits of this Warrant.

This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

9. Loss, theft, destruction or mutilation of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

10. Notice or Demands.

Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Ener1, Inc.

c/o Ener1 Group, Inc.
1540 Broadway, Suite 25C
New York, NY 10036

Attn: Chief Executive Officer

Tel: (212) 920-3500
Fax: (212) 920-3510

With a copy (which shall not

constitute notice) to:

Mazzeo Song & Bradham LLP

708 Third Avenue

New York, NY 10017

Tel: (212) 599-0700

Fax: (212) 599-8400

and if to the Holder, to such address as the Holder shall have furnished to the Company in writing.

11. Applicable Law; Dispute Resolution.

This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Any dispute, controversy or difference arising between the parties out of or in relation to this Agreement or for the breach thereof shall be resolved exclusively by arbitration in London, England. Such arbitration shall be conducted in the English language in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by three (3) arbitrators, of whom one shall be appointed by the Company, another shall be appointed by the Holder, and the third shall be appointed by the first two (2) arbitrators. If the third arbitrator is not so appointed within one month after the appointment of the first two arbitrators, the third arbitrator shall be selected in accordance with the rules of the ICC. The decision of the arbitrators shall be made on the principles of majority rule. The award made by the arbitrators shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. The prevailing Party in any such arbitration is entitled to recover its reasonable attorneys’ fees and costs, including without limitation the cost of filing the arbitration claim.

12. Amendments.

No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and the Holder and (B) agreed to in writing by the holders of at least two-thirds (2/3) of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (A) and (B) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

13. Entire Agreement.

This Warrant and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

14. Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

ENER1, INC.

By:	—
Name:
Title:

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase             shares of Common Stock (“Warrant Shares”) of ENER1, INC. evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

     a Cash Exercise with respect to      Warrant Shares; and/or

     a Cashless Exercise with respect to      Warrant Shares, as permitted by Section 4(b) of the attached Warrant.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $     to the Company in accordance with the terms of the Warrant.

Date:

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B to WARRANT

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase shares of the Common Stock of ENER1, INC. evidenced by the attached Warrant.

Date:

Name of Registered Holder

By:
Name:
Title:

Transferee Name and Address: